UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
 (Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2013, Mark Fidler resigned from the positions of Chief Financial Officer, Treasurer and Vice President of Ambient Corporation (the “Company”) in order to pursue other opportunities.

On May 8, 2013, the Company appointed Stacey Fitzgerald as the Company’s Chief Financial Officer. Ms. Fitzgerald, age 45, has been Controller of the Company since July 9, 2012 and was primarily responsible for the management of all corporate accounting activities including the year-end financial statement audit, internal controls structure, SEC reporting, and the streamlining of various business and accounting processes.  Prior to joining Ambient, from February to June 2012, Ms. Fitzgerald worked as an independent consultant at Accounting Management Solutions, a Massachusetts based company engaged in accounting and finance consulting services. From February 1998 to December 2006, she served as Vice President of Finance, as well as other senior finance positions at RSA Security, formerly a publicly held company engaged in the field of network security.  From January 2007 through December 2012 Ms. Fitzgerald was at home raising her young family.   Lastly, Ms. Fitzgerald began in career in the audit practice of both Ernst & Young and KPMG.  Ms. Fitzgerald holds a Bachelor of Science in Business Administration with a Concentration in Accounting from Salem State University.

No determination regarding compensation arrangements relating to Ms. Fitzgerald’s appointment to Chief Financial Officer has been made as of the date of the filing of this Current Report on Form 8-K.

There are no arrangements or understandings between Ms. Fitzgerald and any other person pursuant to which she was appointed Chief Financial Officer. There is no family relationship between Ms. Fitzgerald and any of the Company's directors or officers. There are no related party transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: May 9, 2013	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer